UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: February 28, 2012

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer Identification Number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangement of Certain Officers.

On February 28, 2012, the Board of Directors of eGain Communications Corporation (the “Company”), taking into account the recommendation of the Company’s compensation committee, approved a grant of an option to purchase 200,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2005 Management Stock Option Plan, as amended (the “Plan”) to Ashutosh Roy, a director and major stockholder of the Company and the Company’s Chief Executive Officer (the “Option”). The Option exercise price is $5.28 per share, which is the closing price of the Company’s common stock on the NASDAQ Capital Market on the date of grant. The shares subject to the Option shall vest monthly over four years beginning March 1, 2012 at the rate of 1/48th of the total shares per month, subject to Mr. Roy’s continuous service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2012	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)